Exhibit 99.1

Engility Completes Acquisition of TASC

Transformational Combination Expands Presence into Key Markets, Significantly Increases Cash Flow and Creates a Top-Tier Government Services Company

CHANTILLY, Va.—(BUSINESS WIRE)— Engility Holdings, Inc. (NYSE:EGL) today announced that it has completed its acquisition of TASC, Inc. in an all-stock transaction valued at approximately $1.3 billion, including the assumption of net debt. This transaction creates a leading government services provider with a customer footprint that spans the federal services market.

“This transformational acquisition accelerates our growth strategy to further diversify our customer base, enhance our capabilities, add scale to our business, and increase our addressable market,” said Engility President and CEO Tony Smeraglinolo. “In addition to these strategic benefits, this acquisition offers many compelling financial characteristics including significantly improving our cash flow and adjusted earnings. We believe our differentiated business model will benefit TASC’s intelligence and space customers, and we look forward to leveraging the strengths of both companies to create additional value for our customers, employees and shareholders.”

“Our new combined company ensures pricing and rates for customers that address their affordability requirements,” said John P. Hynes Jr., Engility’s Executive Vice President and Chief Operating Officer. “With more than 10,000 professionals dedicated to supporting federal missions of national importance, we will continue to provide customers with the same great service they have come to expect.”

Founded in 1966, TASC is a leading provider of enterprise systems engineering, mission-enabling architectures and value-based solutions for the national security and public safety markets. TASC has a substantial presence in the intelligence community, space and other markets in which Engility was underrepresented. TASC has approximately 3,700 employees and is a prime contractor on approximately 85 percent of its work.

The transaction combines two highly complementary businesses. TASC’s well-recognized technical capabilities complement Engility’s cost-efficient business model, allowing the combined company to deliver affordable, high-quality services to its expanded customer base. For 2014, the combined company generated estimated revenue of approximately $2.5 billion and adjusted EBITDA of $210 million.

STRATEGIC AND FINANCIAL BENEFITS

•	Diversified and Balanced Portfolio

Engility now has a significantly more diversified and balanced portfolio across the government services industry. The combined company has a leadership position in the Intelligence community and high-end technical consulting markets. In addition, the defense market comprised approximately 61 percent of Engility’s revenue in 2014. Upon completion of the TASC merger, the company expects defense to comprise approximately 47 percent of its revenue base. The balance of its business will be split almost equally between its Intelligence and Federal Civilian agency customers.

•	Expands Customer Base, Capabilities and Addressable Market

TASC brings more than 850 contracts and task orders to the combined company, which together will have more than 2,000 contracts and task orders. TASC’s contracts and task orders have minimal overlap with Engility’s current contract vehicles and customers. TASC enhances Engility’s existing broad services offerings by adding capabilities in intelligence analysis, space systems architecture analysis, cyber forensics and cybersecurity, intelligence, surveillance and reconnaissance operations, geospatial intelligence, data analytics, enterprise transformation, test and evaluation, secure cloud computing and mobile applications. In addition to the Intelligence community, the combined company now has a meaningful presence and longstanding relationships with an attractive and expanded customer set, including the U.S. Air Force, NASA, and the Defense Information Systems Agency, among others. The transaction also enhances the combined company’s position with the Department of Homeland Security, Defense Threat Reduction Agency, Federal Aviation Administration, Missile Defense Agency and Naval Sea Systems Command. This transaction substantially expands Engility’s addressable opportunities in the government services market.

•	Enhanced Value for Customers

The size and scale of the combined company enables Engility to provide even greater value to its customers by providing a broader range of services to meet their needs. With a collective workforce of more than 10,000 highly-skilled employees and a shared commitment to providing exceptional services, the combined company is even better equipped to serve its customers. In addition, the combined company expects its customers to realize future savings on work under cost-plus contracts given the savings it expects to realize from distributing infrastructure costs over a larger revenue base.

•	Significant Cost Savings Opportunities

Since the acquisition was announced in October 2014, Engility and TASC have been aggressively working integration planning to help enable the combined company to quickly align its businesses and achieve its synergy objectives.

The combination of Engility and TASC is expected to generate approximately $35 million in cost synergies by year-end 2016, with a portion of these synergies achieved during 2015. The combined company expects to achieve approximately $50 million in run rate cost synergies by 2018. Engility and TASC expect to realize these savings by implementing “best practices” throughout the combined company’s operations and by eliminating duplicative costs.

•	Enhanced Free Cash Flow

The combined company is expected to benefit from TASC’s approximately $1.4 billion of tax attributes, including net operating losses (“NOLs”), with a net present value of approximately $370 million. These tax assets will significantly reduce the combined company’s net cash tax expense through 2024, positioning it to generate substantial free cash flow and rapidly de-lever.

•	Increased Profitability

Engility has a strong financial profile with a solid balance sheet. The combined company is expected to improve its operating margins relative to standalone forecasts. The transaction is expected to be significantly accretive to 2016 earnings per share, after adjusting for, among other things, amortization of acquired intangibles and cash taxes.

SPECIAL DIVIDEND AND STOCK INFORMATION

In connection with the closing of the transaction, Engility shareholders of record as of the close of business on February 25, 2015 will receive a special cash dividend of $11.434 per share for each Engility share they own. In order to receive the special cash dividend, Engility shareholders must hold their shares of Engility’s common stock through the close of business today. The combined company will retain the Engility Holdings, Inc. name and continue to be traded on the New York Stock Exchange under the ticker symbol “EGL”.

MANAGEMENT AND BOARD COMPOSITION

To help ensure a quick and smooth transition, Engility and TASC have made significant progress planning the integration and will incorporate the “best practices” of both companies across all operating business functions.

The combined company’s senior leadership team is composed of executives from both Engility and TASC. Tony Smeraglinolo is the company’s President and Chief Executive Officer, and John P. Hynes Jr. is the company’s Chief Operating Officer. David Savner and Peter A. Marino are serving as non-executive co-chairmen of the combined company.

As previously disclosed, Engility’s Board of Directors has been expanded to 11 members from seven members and is composed of the existing Engility directors and the following four directors designated by Birch Partners, which is controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. and General Atlantic LLC: Peter A. Marino, David M. Kerko, Steven A. Denning and Lynn A. Dugle.

FINANCING

With the completion of the acquisition, Engility’s debt is approximately $1.2 billion. Using enhanced free cash flow, Engility plans to focus on reducing this debt. Engility received financing from Barclays and Jefferies Finance LLC in connection with the funding of the transaction.

ABOUT ENGILITY

Engility is a pure-play government services provider that delivers highly skilled personnel wherever, whenever they are needed in a cost-efficient manner. The company proudly serves customers that span the federal services market including the Department of Defense, the Intelligence community, Space and Federal Civilian agencies. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government. To learn more about Engility, please visit www.engilitycorp.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, and business plans. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2013 and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Contacts

Engility Holdings, Inc.

Corporate Communications

Eric Ruff, 703-375-6463

eric.ruff@engilitycorp.com

or

Investor Relations

Dave Spille, 703-375-4221

dave.spille@engilitycorp.com

Source: Engility Holdings, Inc.